Exhibit 10.2

Amendment No. 1 To Share Exchange Agreement

Dated December 28, 2018

This Amendment No. 1 to Share Exchange Agreement (this “Amendment”) is entered into as of the date first set forth above, by and between among (i) SMAAASH ENTERTAINMENT INC., a Delaware corporation (“Purchaser”), (ii) SIMPLICITY ESPORTS, LLC, a Florida limited liability company (the “Company”), (iii) each of the equity holders of the Company as named on Exhibit B to the Original Agreement, as defined below, (the “Company Owners”), and (iv) Jed Kaplan in the capacity as the representative for the Company Owners in accordance with the terms and conditions of this Agreement (the “Owners’ Representative”).

WHEREAS, Purchaser, the Company, the Company Owners and Owners’ Representative are parties to that certain Share Exchange Agreement, dated as of December 21, 2018 (the “Original Agreement”) and now wish to amend the Original Agreement as set forth herein; and

WHEREAS, Pursuant to Section 10.15 of the Original Agreement, the Owners’ Representative may bind the Company Owners to an amendment of the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment. Pursuant to Section 10.6 of the Original Agreement, the words “one (1) year” in Section 6.8(a) of the Original Agreement are hereby amended to read “six (6) month”.

2.	Miscellaneous.

(a)	Defined terms used herein without definition shall have the meaning given to them in the Original Agreement.

(b)	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without application of the conflicts of laws provisions thereof.

(c)	This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Original Agreement. Except as specifically modified hereby, all of the provisions of the Original Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

(d)	This Amendment may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

SMAAASH ENTERTAINMENT INC.

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer

The Company:

SIMPLICITY ESPORTS, LLC

By:	/s/ Jed Kaplan
Name: Jed Kaplan
Title: Manager

Owners’ Representative:

/s/ Jed Kaplan
Name: Jed Kaplan

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